Exhibit 3.61

CERTIFICATE OF CORRECTION TO

CERTIFICATE OF FORMATION

OF

GLOBAL HEALTH SCIENCES, LLC

It is hereby certified pursuant to Section 18-211 of the Delaware Limited Liability Company Act that:

1.                                       The name of the limited liability company (hereinafter called the “Company”) is Global Health Sciences, LLC.

2.                                       The Certificate of Formation of the Company, which was filed with the Secretary of State of Delaware on May 10, 2001, is hereby corrected.

3.                                       The inaccuracy to be corrected in said instrument is as follows:

“First:  The name of the limited liability company is

Global Health Sciences, LLC.”

4.                                       The portion of the instrument in corrected form is as follows:

“First:  The name of the limited liability company is

NBTY Manufacturing, LLC.”

Executed on May 14, 2001

/s/ Carol L. Wamsley
Carol L. Wamsley, Authorized Person

CERTIFICATE OF FORMATION

OF

GLOBAL HEALTH SCIENCES, LLC

The undersigned, for the purpose of forming a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, does hereby certify:

First:  The name of the limited liability company is

Global Health Sciences, LLC.

Second:  Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808 and its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed on May 10, 2001.

/s/ Carol L. Wamsley
Carol L. Wamsley, Authorized Person